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                                                             Item 8 Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the J. Ray McDermott, S.A. Executive Long-Term Incentive Compensation Plan of our report dated May 24, 1995 with respect to the consolidated financial statements of J. Ray McDermott, S.A. included in its Annual Report on Form 10-K for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


                                              ERNST & YOUNG LLP

New Orleans, Louisiana
June 16, 1995